Exhibit 10.6
MANAGEMENT FEE WAIVER AGREEMENT

This Management Fee Waiver Agreement (the “Agreement”) is made on this 8th day of March, 2022, by and between NC SLF Inc. (the “Company”) Churchill Asset Management, LLC (the “Adviser”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Investment Management Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company is a closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company and the Adviser entered into that certain Investment Advisory and Management Agreement, effective as of May 31, 2021 (the “Investment Management Agreement”), pursuant to which the Adviser provides investment advisory services to the Company;

WHEREAS, the Company and the Adviser entered into that certain Management Fee Waiver Agreement, effective as of November 3, 2021 (the “Prior Agreement”), pursuant to which the Adviser agreed to waive 100% of the management fee payable to the Adviser for the fiscal quarters ended September 30, 2021 and December 31, 2021;

WHEREAS, the Company and the Adviser have determined that it is appropriate and in the best interests of the Company to extend the term of the Prior Agreement pursuant to Section 2(a) of the Prior Agreement and waive management fees that may be payable by the Company to the Adviser under the Investment Management Agreement for the period set forth herein.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

1.Waiver of Management Fees Payable under the Investment Management Agreement

(a)The Adviser hereby agrees to waive 100% of the management fee payable to the Adviser for the fiscal quarter ending March 31, 2022.

(b)For the avoidance of doubt, the purpose of this Agreement is to provide the Company with a waiver in connection with the management fee payable by the Company to the Adviser for the period set forth in Section 1(a) of this Agreement and does not amend the calculation of the management fee as set forth in the Investment Management Agreement.  Other than the waiver granted herein by the Adviser, the terms of the Investment Management Agreement shall be in full force and effect.

2.Duration and Termination of this Agreement

(a)Term and Effectiveness. This Agreement shall become binding as of the date of its execution by the parties (the “Effective Date”). Upon the Effective Date, the terms of the Investment Management Agreement will remain in full force and effect, subject to the fee waiver set forth in Section 1 of this Agreement. This Agreement shall remain in effect until March 31, 2022, unless extended by mutual written agreement of the Company and the Adviser.

(b)Termination. This Agreement may be terminated at any time, without the payment of any penalty: (i) by the Company upon 60 days’ written notice to the Adviser: (A) by the vote of the board of directors of the Company; or (ii) by the Adviser upon not less than 120
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Exhibit 10.6
days’ written notice to the Company. This Agreement and the rights and duties of a party hereunder may not be assigned, including by operation of law, by a party without the prior consent of the other party and this Agreement automatically shall terminate in such event. The provisions of Section 2 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

3.Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at the address listed below or at such other address for a party as shall be specified in a notice given in accordance with this Section 3:

            To the Company:

            Attn: John D. McCally, Vice President and Secretary
430 Park Avenue. 14th Floor
New York, NY 10022

            To the Adviser:

Attn: John D. McCally, Assistant Secretary
430 Park Avenue. 14th Floor
New York, NY 10022

4.     Amendments of this Agreement

This Agreement may be amended by mutual written consent of the parties. This Agreement automatically shall terminate upon the dissolution of the Company.

5.      Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

6.     Governing Law

This Agreement shall be construed in accordance with laws of the State of Maryland and the applicable provisions of the 1940 Act, if any. To the extent that the applicable laws of the State of Maryland or any of the provisions herein conflict with the applicable provisions of the 1940 Act, if any, the latter shall control.

7.     Entire Agreement

This Agreement and the Investment Management Agreement contain the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

[Signature page to follow]
47160360.2

Exhibit 10.6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

NC SLF INC.

By: /s/ John D. McCally
Name: John D. McCally
Title: Vice President and Secretary

CHURCHILL ASSET MANAGEMENT LLC

By: /s/ John D. McCally
Name: John D. McCally
Title: Assistant Secretary

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